                                                                   Exhibit 10.25

KOGER
                                      LEASE

THIS LEASE AGREEMENT, dated 19 September 97 by and between KOALA Miami Realty Holding Co., Inc., Corporation ("Landlord") with its principal office at 522 Fifth Avenue, New York, N.Y. 10036, and Radio Unica Corp., a Corporation organized and existing under the laws of the State of Delaware, ("Tenant") with its principal office at 8400 N.W. 52nd Street, Suite #101, Miami, Florida 33166.

1. BASIC LEASE PROVISIONS

A. DESCRIPTION OF PREMISES:
   Suite Number:              101
   Building Name:             Albany
   Address:                   8400 N.W. 52nd Street
   County:                    Dade
   City:                      Miami
   State/Zip:                 Florida  33166
   Center:                    Koger - Miami

B. PRINCIPAL LEASE TERMS:
   Lease Term (Months)        85
   Commencement Date:         01 October 97
   Expiration Date:           31 October 04

   Monthly Base Rent:         $9,690.63
   Sales or Use Taxes:        $629.89
   Total:                     $10,320.52
   Security Deposit:          $20,641.04

C. LEASED AREA
   Approximately 9303 rentable square feet. (Includes - Tenant's share of common area.)

D. MANAGER: Koger Realty Services, Inc. is the designated agent of Landlord as to all matters pertaining to this Lease, including its execution and amendment and granting or withholding of consents, excluding any activities prohibited by law.


E. ADDRESS FOR PAYMENT OF RENT AND SECURITY
   DEPOSITS:
   Payee:            KOALA Miami Realty Holding Co., Inc.
   Address:          P.O. Box D861217
   City/State/Zip:   Orlando, Florida  32886-1217
   Tenant Account#:  1093     (note on remittance)

F. ADDRESSES FOR NOTICES
   Tenant:           Radio Unica Corp.
                     8400 N.W. 52nd Street
                     Suite #101
                     Miami, Florida  33166

   Tenant Fed. I.D./SSN:      65-0776004

   Landlord:         KOALA Miami Realty Holding Co., Inc.
                     522 Fifth Avenue
                     New York, New York 10036

   Landlord Fed. I.D.:        13-3842315

   With a copy to:   Koger Realty Services, Inc.
                     Attn:  President
                     3986 Blvd. Center Drive
                     Jacksonville, FL  32207


     The provisions contained in Sections 2 through 38, inclusive, which appear after the signature lines below, are a part of this Lease and are incorporated in this Lease by reference. The Tenant and the Landlord have executed or caused to be executed this Lease on the dates shown below their signatures, to be effective as of the date set forth above.

Tenant:  Radio Unica Corp.

By:  /s/Steven E. Dawson     (Seal)
     --------------------------------
Print Name: Steven E. Dawson
            -------------------------
Title: CFO
      -------------------------------

Attest:
       ------------------------------
Print Name:
           --------------------------
Title:
      -------------------------------

(Corporate Seal)

Date:
     --------------------------------

Signed and sealed in the presence of:

(1) /s/Maria Regina Torrez
   ----------------------------------
Print Name: Maria Regina Torrez
           --------------------------
(2) /s/J. Steve Ross
   ----------------------------------
Print Name: J. Steve Ross
           --------------------------
As to Tenant


Landlord:  KOALA Miami Realty Holding Co., Inc.
By:  Koger Realty Services, Inc. as Agent

By:  /s/ Bradford A. Chaffin
   ----------------------------------
Print Name:  Bradford A. Chaffin
           --------------------------
Title:  Vice President
      -------------------------------
Attest:  /s/ Sylvia S. Gooding
       ------------------------------
Print Name:  Sylvia S. Gooding
           --------------------------
Title:
      -------------------------------

(Corporate Seal)

Date:  September 30, 1997

signed and sealed in the presence of:

(1)
   ----------------------------------
Print Name:
           --------------------------
(2)
   ----------------------------------
Print Name:
           --------------------------
As to Landlord

                   LEASE PROVISIONS INCORPORATED BY REFERENCE

2. LEASE OF PREMISES: The Landlord hereby leases to the Tenant and the Tenant hereby takes from the Landlord the premises (the "Premises") which include the Suite(s) shown and described on Exhibit "A", together with any other parts of the Building used exclusively by Tenant, which Premises are or will be contained in the office building (the "Building") located at the address stated in Section 1A, under the terms and conditions contained in this Lease. For the purposes of this lease, "Property" shall mean the property referred to at the street address in Section 1A which is more specifically described in the legal description maintained in the Landlord's records. For the purposes of this lease, "Center" shall mean The Koger Center referred to in Section 1A.

3. TERM: The term of this Lease (the Term") shall commence on the date (the "Commencement Date") which is the earlier to occur of the date stated in Section 1B, or the date the Tenant first occupies all or part of the Premises. The Term shall expire on the date (the "Expiration Date") stated in Section 1B unless sooner terminated as otherwise provided in this Lease or unless extended pursuant to Section 27 or other extension provisions contained herein.

4. USE AND POSSESSION: The Tenant covenants and agrees that the Premises are to be used by the Tenant for general office purposes "and radio broadcasting transmissions and production," and for no other purposes without the prior written consent of the Landlord. The Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which: (a) is unlawful or is in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance, rule or code; (b) may be dangerous to persons or property; (c) may invalidate any insurance policy held by the Landlord or increase the amount of premiums for any insurance policy affecting the Building or the Property (if any additional amounts of insurance premiums are so incurred, the Tenant shall pay the Landlord the additional amounts on demand as Additional Rent, provided that such payment shall not authorize such use); (d) may create a nuisance or disturb any other tenant of the Building or the occupants of neighboring Property or injure the reputation of the Building or the Center; and (e) violates the "Rules and Regulations" of the Building as may from time to time be adopted by Landlord, or any restriction of record. The Tenant agrees that Tenant shall be responsible for any costs incurred by Landlord by reason of Tenant's misuse of the Premises or the Building and common areas, including without limitation any damages incurred by Tenant in moving into or out of the Premises. If any costs are so incurred by Landlord, the Tenant shall pay the Landlord such costs on demand as Additional Rent.* as attached in Exhibit "C"

         The Landlord agrees to have the Premises substantially completed and ready for possession on or before the Commencement Date, subject to delays caused or occasioned by strikes, insurrections, Acts of God, labor unrest, shortage of materials, civil disturbances and other casualties or unforeseen causes or events beyond the control of the Landlord ("Unforeseen Causes"). The Tenant agrees to accept possession of the Premises within ten (10) days after the receipt of notice from the Landlord of substantial completion (if after the date specified in Section 1B).

5. RENT: Tenant agrees to pay to Landlord at the address specified in Section 1E, or at such other place designated in writing by Landlord, the Monthly Rent, and any Additional Rent, plus any sales or use taxes (collectively called "Rent"). "Monthly Rent" shall mean the initial monthly base rent stated in
Section 1B for the first twelve months following the Commencement Date of the Term of this Lease ("First Lease Year"), and the Adjusted Monthly Rent as adjusted in the lease rider. Rent shall be paid without any prior notice or demand and without any deduction whatsoever. Monthly Rent shall be due in advance on the first day of each month of the

Term. The first installment of Monthly Rent shall be paid by Tenant to Landlord upon execution of this Lease. Rent for any partial lease month shall be prorated. Tenant's obligation to pay Rent to Landlord shall be independent of every other covenant or obligation of Landlord under this Lease. All delinquent Rent shall bear interest at the maximum rate permitted by applicable law or 18% per annum, whichever is less, from the date due until paid. Rent shall be considered delinquent after the 10th day following the date it is due. If Tenant fails to pay Rent or any other charge when due under this Lease, then Tenant shall pay and Landlord shall be entitled to receive a late payment service charge, in addition to any interest charge due hereunder, covering administrative and overhead expenses incurred by Landlord caused by such late payment, which the parties stipulate and agree are hereby liquidated and shall be equal to five percent of the overdue amount. Tenant shall pay a charge equal to $25.00 per returned check or the amount to which Landlord is entitled under State Law, whichever is greater, for any checks written to Landlord which are returned for insufficient funds.

6. REAL ESTATE TAX INCREASES: Tenant agrees to pay to Landlord as Additional Rent, Tenant's pro rata share of any and all increases in real estate taxes and assessments levied against the Property in which the Premises are located over the real estate taxes and assessments due and payable on the Property at the commencement of this Lease. Tenant's prorata share shall be based on the rentable square footage in the Premises compared to the rentable square footage in the Building or Buildings subject to the applicable assessment. Payment of Tenant's pro rata share will be due to Landlord upon 30 days written notice from Landlord specifying the amount of taxes for the initial year of this lease, the amount of taxes for the current year, Tenant's rentable square footage, and the rentable square footage within the Building or Buildings subject to the applicable tax assessment. If, for any reason, the amount of rentable square footage included within a tax assessment is reduced or increased, the Tenant's pro rata share will be adjusted in like manner to reflect the rentable square footage subject to assessment.

7. RENT ADJUSTMENT:

8. SALES AND USE TAX: In addition to the Rent and other amounts due to the Landlord under this Lease, the Tenant shall pay to the Landlord and the Landlord shall remit to the appropriate governmental authorities any sales, use, or other tax, excluding Federal or State income taxes, now or hereafter imposed upon rents and other amounts due to the Landlord under this Lease, notwithstanding the fact that any statute, ordinance, enactment, or regulation may impose any of those types of taxes on the Landlord.

9. NOTICES: For the purpose of any notice or demand under this Lease, the respective parties shall be served by overnight delivery, personal delivery or certified or registered mail, return receipt requested, addressed to the Tenant at the address as set forth in Section 1F and to the Landlord at the addresses set forth in Section 1F or other such addresses designated in writing by Landlord. Any notice shall be effective when delivered.

10. ORDINANCES AND REGULATIONS: The Tenant shall comply promptly, at the Tenant's sole cost and expense, with all present and future laws, codes, ordinances, rules and regulations of any municipal, county, state, federal or other governmental authority, including environmental laws, and any bureau or department thereof, and of the Board of Fire Underwriters or any other body exercising similar functions, which may be applicable to the Premises and Tenant's use or occupancy of the Premises, and shall comply with the requirements of all of Landlord's policies of insurance at any time in force with respect to the Building in which the Premises are located. The Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the Rules and Regulations, promulgated from time to time with respect o the Premises, Building, Property and Center, a copy of which is available in the management office in the Center.

         Notwithstanding any other provision of this lease to the contrary, Tenant shall comply with the Americans with Disabilities Act ("ADA"), as it now exists and as it may hereafter be amended, with regard to the Premises and the Tenant's use of the Premises, including, without limitation, the obligation to make the Premises accessible and shall hold Landlord harmless with respect thereto. Landlord shall not be responsible for compliance with the ADA with respect to the Premises, including the design or construction thereof. Tenant waives any right, claim, defense or set off which Tenant may have, now or hereafter, based upon any responsibility Landlord may have under the ADA with respect to the Premises, the Building, the Property or otherwise. Tenant agrees that any and all steps taken or to be taken by Landlord, in Landlord's judgement, now or hereafter, to comply with the ADA concerning the Building or the Property are authorized and permitted under the Lease and shall not constitute an interruption, disturbance or other breach of Tenant's rights under this Lease. Nothing herein shall constitute an admission by Landlord that the ADA governs any part of the Premises, Building or Property or any activities of Landlord with respect thereto.

         Tenant covenants and agrees that Tenant shall not at any time maintain on, or dispose or discharge from, the Property or the Premises any "Hazardous Materials", as defined below, except Tenant may use and store minor quantities of Hazardous Materials for cleaning purposes only or in connection with the use of office equipment so long as the quantities and use are exempt from applicable governmental regulation and such Hazardous Materials are disposed of in accordance with all applicable laws. The failure to comply with all applicable laws regarding Hazardous Materials and this covenant shall constitute an Event of Default by the Tenant under this Lease and shall entitle the Landlord to all rights and remedies provided in this Lease, at law or in equity. The term "Hazardous Materials" as used herein shall mean collectively, any hazardous waste, any hazardous substances, any pollutant or contaminant, all as defined by 42 USC ss. 9601, and any toxic substances, petroleum products, other hazardous materials, or other chemicals or substances regulated by any environmental laws of any county, state or federal government or any other governmental entity. Tenant's obligations as set forth in this paragraph shall survive the termination of this Lease.

11. SIGNS: The Tenant shall not place any signs or other advertising matter or materials on the exterior or on the interior of the Building or at any other location on the Property or Center, without the prior written consent from the Landlord. Any lettering or signs placed on the interior of the Common Areas of the Building shall be for directional purposes only, and such signs and lettering shall be of a type, kind, character, location and description which have been approved by the Landlord in writing. Directional and identification signage provided by the Landlord shall be limited to the tenant directory of the Building.

12. SERVICES: The Landlord shall provide and maintain the following: apparatus for heating and cooling of the Premises, during normal business hours to the extent necessary for the comfortable occupancy of the Premises, according to Landlord's standard, under normal business operations and in the absence of the use of machines, equipment, or devices which affect the temperature otherwise maintained in the Premises; water from the regular Building fixtures for drinking, lavatory, and toilet purposes; customary cleaning and janitorial services in the Premises five times per week Monday through Friday and excluding national holidays; customary cleaning, mowing, grounds keeping, and trash removal in the Common Areas; and Landlord's customary security services for the Property. The Landlord shall provide Landlord's standard amount of free non-exclusive parking for the employees and visitors of the Tenant on the parking areas adjacent to the Building.

         The services to be provided by Landlord at its cost under the terms of this Lease shall not include any maintenance or replacement of non-standard building items such as kitchen or breakroom fixtures and appliances including but not limited to sinks, disposals, dishwashers, water heaters, refrigerators, icemakers, special air conditioning or heating units, and card access systems or special facilities such as showers. All cost for maintenance or replacement of such items shall be the obligation of the Tenant.

         The Tenant agrees that the Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service if attributable to any of the causes described in Sections 16 and 17 or as a result of unforeseen causes. No failure or delay resulting from the foregoing reasons shall be considered to be an eviction or disturbance of the Tenant's quiet enjoyment, use, or possession of the Premises. If the Tenant shall require electrical current to operate equipment or machines, including heating, refrigeration, computer(s), data processing, or other machines or equipment using electrical current or maintain office hours that will increase the amount of the electricity usually furnished by the Landlord for use in general office space, the Tenant will obtain the prior written approval of the Landlord and pay to the Landlord the additional direct expense incurred, including any installation or maintenance cost, as Additional Rent. Landlord reserves the right to install a submeter for such service.

13. ALTERATIONS: The Tenant, by occupancy hereunder, accepts the Premises as being in good repair and condition and suitable for Tenant's intended use of the Premises subject to Tenant's punch list items not directly related to tenant leasehold improvements. The Tenant shall maintain the Premises and every part thereof in good repair and condition, reasonable use, wear and tear excepted. The Tenant shall not make or suffer to be made any alterations, additions or improvements excluding normal, reasonable painting and decorating to or of the Premises or any part thereof without Landlord's prior written consent. The Tenant shall not permit any lien or claim for lien of a mechanic, laborer, or supplier or any other lien to be filed against the Center, the Property containing the Building, the Premises, or any part of such property, arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of the Tenant.

         The interest of Landlord in the Property or any part thereof shall not be subject to liens for improvements made by Tenant or by persons claiming by, through or under Tenant, and Tenant agrees that Tenant shall notify any person making any improvements on behalf of Tenant of this provision. Upon request of Landlord, Tenant will execute a short form of this Lease which states that the terms of this Lease expressly prohibits any liability to Landlord or the Landlord's property for any improvements made by, through or under Tenant which may be recorded by Landlord.


14. QUIET ENJOYMENT: Subject to the provisions of this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, so long as the Tenant is not in default under this Lease.

15. LANDLORD'S RIGHTS: The Landlord and its agents shall have the right, at all reasonable times during the Term of this Lease, to enter the Premises for the purpose of inspecting the Premises and of making any repairs and alterations as the Landlord shall deem necessary. Landlord will make a reasonable effort to schedule entry so as not to interrupt broadcasting in such cases where interruption is necessary. The Landlord and its agents shall also have the right to enter the Premises at all reasonable hours for the purpose of displaying the Premises to prospective tenants during the ninety (90) day period prior to the Expiration Date of this Lease. Landlord and its agents shall have the right at all times to alter, renovate, and repair portions of the Building which do not include the Premises, notwithstanding any temporary inconvenience or disturbance to Tenant caused by such repairs, renovations, or alterations.

16. DESTRUCTION OF PREMISES: If the Premises, the Building, or the Property is rendered substantially untenantable by fire or other casualty, the Landlord may elect, by giving the Tenant written notice within sixty (60) days after the date of the fire or casualty, either to: (a) terminate this Lease as of the date of the fire or other casualty; or (b) proceed to repair or restore the Premises, the Building, or the Property (other than the leasehold improvements and personal property installed by the Tenant), to substantially the same condition as existed immediately prior to fire or other casualty.

         If the Landlord elects to proceed pursuant to 16(b) above, the Landlord's notice shall contain the Landlord's reasonable estimate of the time required to substantially complete the repair or restoration. If the estimate indicates that the time so required will exceed one hundred twenty (120) days from the date of the casualty and the Landlord does not make available to the Tenant for its use and occupancy other office space, substantially similar to the Premises and located in the Property or in the Center, if any, pursuant to
Section 23, then the Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to the Landlord not later than twenty (20) days after the date of the Landlord's notice. If the Landlord's estimate indicates that the repair or restoration can be substantially completed within one hundred eighty (180) days, or if the Tenant fails to exercise its right to terminate this Lease, this Lease shall remain in force and effect.

         If the Premises are damaged by fire or other casualty but the Premises are not rendered substantially untenantable, then the Landlord shall diligently proceed to repair and restore the damaged portions thereof (other than the leasehold improvements and personal property installed by the Tenant), to substantially the same condition as existed immediately prior to such fire or other casualty, unless such damage occurs during the last twelve (12) months of the Term, in which event the Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to the Tenant within thirty (30) days after the date of such fire or other casualty.

         If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, the Rent shall abate for that part of the Premises which are untenantable on a per diem and proportionate area basis from three (3) days after the date of the fire or other casualty until the Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such fire or other casualty, the Tenant does not occupy the portion of the Premises which are untenantable during such period.

17. CONDEMNATION: If all or part of the Premises, Building or Property is taken or condemned by any authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and the Rent shall be apportioned as of such date.

         If any part of the Premises, Building, or Property is taken or condemned but the Premises are not rendered substantially untentable (including a deed given in lieu of condemnation), this Lease shall not terminate. If the taking reduces the rentable square feet in the Premises, Rent shall be equitably reduced for the period of such taking by an amount which bears the same ratio to the Rent then in effect as the number of square feet so taken or condemned bears to the Leased Area set forth in Section 1C. The Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by the Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building and the Property to the extent necessary to constitute the portion of same not so taken or condemned as complete.

         The Landlord shall be entitled to receive the entire price or award from any sale, taking or condemnation without any payment to the Tenant and the Tenant hereby assigns to the Landlord the Tenant's interest, if any, in such award. However, the Tenant shall have the right separately to pursue against the condemning authority an award with respect to the loss, if any, to leasehold improvements paid by the Tenant without any credit or allowance for the Landlord and for any loss for injury, damage, or destruction of the Tenant's business resulting from such taking. Under no circumstances shall the Tenant seek or be entitled to any compensation for the value of its leasehold estate which Tenant hereby assigns to Landlord.

 18. ASSIGNMENT AND SUBLEASE: Without the prior written consent of the Landlord which will not be unreasonably withheld, the Tenant shall not sublease the Premises, or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of the Tenant in this Lease, in whole or in part, by operation of law, court decree or otherwise. Landlord may grant, deny or withhold consent or impose conditions on the granting of consent, in Landlord's sole discretion. If the Tenant desires to assign this Lease or to enter into any sublease of the Premises, the Tenant shall deliver written notice of such intent to the Landlord, together with a copy of the proposed assignment or sublease at least thirty (30) days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any approved sublease shall be expressly subject to the terms and conditions of this Lease. In the event of any approved sublease or assignment, the Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease, and if the sublease or assignment provides for rent in excess of the Rent payable to Landlord under the terms of this Lease, one-half (1/2) of the difference between the rent payable by the assignee or subtenant and the Rent payable to Landlord under the terms of this Lease shall be paid to Landlord in consideration of its consent to the assignment or sublease. For purposes of this
Section 18, an assignment shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a corporation whose shares of stock are not traded publicly, or if the Tenant is a partnership, a change in the general partner of the partnership or a change in the persons holding more than 50% interest in the partnership, or a change in majority ownership or control of any general partner of the partnership.

19. HOLDING OVER: If the Tenant, or any assignee or sublessee of the Tenant, shall continue to occupy the Premises after the termination or expiration of this Lease (including a termination by notice under Section 24 or a termination or expiration under Section 27), without the prior written consent of the Landlord, such tenancy shall be a Tenancy at Sufferance. During the period of any hold over tenancy by the Tenant, or any assignee or sublessee, the Landlord, by notice to the Tenant, may adjust the Rent to an amount equal to one hundred and fifty percent of the Rent of the last month of the Term in which Rent was payable. Acceptance by the Landlord of any Rent after termination shall not constitute a renewal of this Lease or a consent to such hold over occupancy nor shall it waive the Landlord's right of re-entry or any other right contained in this Lease or provided by law.

20. SUBORDINATION AND ATTORNMENT: This Lease and the right of the Tenant hereunder are expressly subject and subordinate to the lien and provisions of any mortgage, deed of trust, deed to secure debt, ground lease, assignment of leases, or other security instrument or operating agreement (collectively a "Security Instrument") now or hereafter encumbering the Premises, the Building, the Property, or any part thereof, and all amendments, renewals, modifications and extensions of and to any such Security Instrument and to all advances made or hereafter to be made upon such Security Instrument, provided, however, that so long as the Tenant is not in default under the terms of this Lease, the holder of any such instrument shall not disturb the Tenant's possession of the Premises in the event of the exercise of such holder's rights under such instrument. The Tenant agrees to execute and deliver such further instruments, in such form as may be required by Landlord or any holder of a proposed or existing Security Instrument, subordinating this Lease to the lien of any such Security Instrument as may be requested in writing by the Landlord or holder from time to time.

         In the event of the foreclosure of any such Security Instrument by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, the Tenant, at the request of the then Landlord, shall attorn to and recognize such mortgagee or purchaser in foreclosure as the Tenant's landlord under this Lease. The Tenant agrees to execute and deliver at any time upon request of such mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

         The Tenant shall from time to time, upon not less than ten (10) days' prior written request by the Landlord, deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease, as modified, is in full force and effect; providing a true, correct and complete copy of the Lease and any and all modifications of the Lease; the amount of each item of the Rent then payable under this Lease and the date to which the Rent has been paid; that the Landlord is not in default under this Lease or, if in default, a detailed description of such default; that the Tenant is or is not in possession of the Premises, as the case may be; and containing such other information and agreements as may be reasonably requested.

21. WAIVER AND INDEMNIFICATION: To the full extent permitted by law, the Tenant hereby releases and waives all claims against the Landlord and its agents, employees, officers, directors, and independent contractors, for injury or damage to person, property or business sustained in or about the Property, the Building, or the Premises by the Tenant, its agents or employees other than damage proximately and solely caused by the gross negligence of the Landlord or its agents and employees.

         The Tenant agrees to indemnify and hold harmless the Landlord and its agents and employees, from and against any and all liabilities, claims, demands, costs, and expenses of every kind and nature, including those arising from any injury or damage to any person (including death) or property sustained in the Premises, or resulting from the failure of the Tenant to perform its obligations under this Lease; provided, however, the Tenant's obligations under this section shall not apply to injury or damage resulting from the negligence or willful act of the Landlord or its agents or employees.

         The Landlord agrees to indemnify and hold harmless the Tenant, and its respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature, arising from any injury or damage to any person (including death) or property sustained in or about the Building proximately caused by the gross negligence or willful act or omission of the Landlord; provided, however, the Landlord's obligations under this section shall not apply to injury or damage resulting from the negligence or willful act or omission of the Tenant, or its agents or employees.

         The Landlord shall not be responsible or liable to the Tenant for any event, act or omission to the extent covered by insurance and maintained or required to be maintained by the Tenant with respect to the Premises and its use and occupancy thereof (whether or not such insurance is actually obtained or maintained). At the request of the Landlord, the Tenant shall from time to time cause its insurers to provide effective waivers of subrogation for the benefit of the Landlord, and its agents or employees and insurers, in a form satisfactory to the Landlord.

22. SURRENDER OF PREMISES: Upon the expiration or termination of this Lease or the termination of the Tenant's right of possession of the Premises, the Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to the Landlord in a clean, good, and tenantable condition, except for
a) damages beyond the control of the Tenant; b) reasonable use; c) ordinary wear and tear. Any movable trade fixtures and personal property that may be removed from the Premises by the Tenant at the end of the Lease term, but which are not so removed, shall be conclusively presumed to have been abandoned by the Tenant and title to such property shall pass to the Landlord without any payment or credit; or, the Landlord may, at its option, either store or dispose of such trade fixtures and personal property at the Tenant's expense. Tenant agrees that it shall not remove any of the personal property from the Premises without Landlord's consent so long as any Rent or Additional Rent, or other sums owed to Landlord, remain unpaid.

23. RELOCATION OF TENANT:


24. EVENTS OF DEFAULT: Each of the following shall constitute an event of default by the Tenant under this Lease: Landlord shall provide Tenant with written notice of any monetary default and on the part of Tenant at Landlord's first opportunity no more than once each (12) twelve month period. (1) the Tenant fails to pay any installment of Rent or Additional Rent within ten (10) days after the date on which the installment of Rent or Additional Rent first becomes due; (2) the Tenant fails to observe or perform its obligations under sub-section (d) of Section 4 above and such violation continues for more than 24 hours after such notice or Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional Rent, and fails to cure such default within fifteen (15) days after written notice from the Landlord to the Tenant; (3) the Tenant fails a second time to observe or perform any of the other covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional Rent after prior written notice of the failure; (4) a petition is filed by or against the Tenant or any Guarantor to declare the Tenant or the Guarantor, as the case may be, bankrupt or to seek relief for such Tenant or Guarantor under any chapter of the Bankruptcy Code, as amended, or under any other law imposing a moratorium on, or granting debtor's relief with respect to, the rights of creditors; (5) the Tenant or any Guarantor becomes or is declared insolvent by law or Tenant or any Guarantor makes an assignment for the benefit of creditors; (6) a receiver is appointed for the

Tenant or the Tenant's property or for any Guarantor or any of Guarantor's property; (7) the interest of the Tenant in this Lease is levied upon under execution or other legal process.

         Upon the occurrence of an event of default by the Tenant under this Lease, the Landlord at its option, without further notice or demand to the Tenant, may in addition to all other rights and remedies provided in this Lease at law or in equity:

         A. Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which the Landlord in entitled under this Lease, at law and in equity, specifically including, without limitation, all the Landlord's reasonable expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions).

         B. Terminate the Tenant's right of possession of the Premises without terminating this Lease, in which event the Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of the Tenant, for such rent and such term and upon such terms and conditions as are acceptable to the Landlord. For purposes of any reletting of the Premises, the Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary or desirable in the Landlord's judgement. For any period during which the Premises have not been relet, Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month. If and when the Premises are relet and a sufficient sum is not realized from such reletting after payment of all the Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, the Tenant shall pay to the Landlord any such deficiency monthly upon demand. The Tenant agrees that the Landlord may file suit to recover any sums due to the Landlord under this section and that such suit or recovery of any amount due the Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced by judgement in favor of the Landlord. If the Landlord elects to terminate the Tenant's right to possession only without terminating this Lease, the Landlord may, at its option, enter into the Premises, removing the Tenant's signs and other evidences of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this Lease or release the Tenant, in whole or in part, from the Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of the Tenant under this Lease.

         Tenant shall pay on demand or reimburse Landlord for payment of Landlord's reasonable attorney's fees, expenses and court costs in negotiation, at trial, and on appeal incurred by Landlord to enforce any obligation of Tenant under this Lease or to defend any claim brought by Tenant against Landlord or by any person claiming by, through or under Tenant, or in curing any default by Tenant, or in connection with any action or proceeding arising out of or occasioned by any lien or claim of lien on the Premises, the Building, or the Center, or in defending or otherwise participating in any legal proceeding initiated by Tenant or against Tenant, or in connection with the investigation of a response to any request for consent or other amendments to the Lease by Tenant.

25. SUCCESSOR AND ASSIGNS: This Lease shall bind and inure to the benefit of the successors, assigns, heirs, executors, administrators, and legal representatives of the parties hereto. In the event of the sale, assignment, or transfer by the Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of the Landlord prior to enforcement) to a successor in interest who expressly assumes the obligations of the

Landlord hereunder, the Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as the Landlord shall have accrued prior to any such sale, assignment or transfer; and the Tenant agrees to look solely to such successor of the Landlord for performance of such obligations. Any securities or funds given by the Tenant to the Landlord to secure performance by the Tenant of its obligations hereunder may be assigned by the Landlord to such successor of the Landlord and, upon acknowledgment by such successor or receipt of such security and its assumption of the obligation to account for such security in accordance with the terms of the Lease, the Landlord shall be discharged of any further obligation relating thereto. The Landlord's assignment of the Lease or of any or all of its rights herein shall in no manner affect the Tenant's obligations hereunder. The Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease.

26. NON-WAIVER: No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of any other covenant or condition of this Lease.

27. AUTOMATIC RENEWAL:

28. SECURITY DEPOSIT: As security for the performance of its obligations under this Lease, the Tenant upon its execution of this Lease has paid to the Landlord a security deposit (the "Security Deposit") in the amount stated in
Section 1B. The Security Deposit may be applied by the Landlord to cure or partially cure any default of the Tenant under this Lease, and upon notice by the Landlord of such application, the Tenant shall replenish the Security Deposit in full by promptly paying to the Landlord the amount so applied. The Landlord shall not pay any interest on the Security Deposit. The Security Deposit shall not be deemed an advance payment of rent or a measure of damages for any default by the Tenant under this Lease, nor shall it be a bar or defense to any action which the Landlord may at any time commence against the Tenant.

29. LIMITATION OF THE LANDLORD'S LIABILITY: As used in this Lease, the term "Landlord" shall mean the entity herein named as such, and its successors and assigns. No person holding the Landlord's interest under the Lease (whether or not such person is named as the "Landlord") shall have any liability hereunder after such person ceases to hold such interest, except for any liability accruing hereunder while such person held such interest. No principal, officer, employee, or partner (general or limited) of the Landlord shall have any personal liability under any provision of this Lease. If the Landlord defaults in the performance of any of its obligations under this Lease or otherwise, the Tenant shall look solely to the Landlord's interest in the Building and not to the other assets of Landlord or the assets, interest, or rights of any principal, officer, employee, or partner (general or limited) for satisfaction of the Tenant's remedies on account thereof.

30. COMMON AREAS: For purposes of this Lease "Common Areas" shall mean all areas, improvements, space, and equipment (owned or controlled by the Landlord) in or at the Property, provided by the Landlord for the common or joint use and benefit of tenants, customers and other invitees.

31. MISCELLANEOUS: This Lease, the Exhibits, the Riders and Addendums contained herein or attached hereto contain the entire agreement between the Landlord and the Tenant and there are no other agreements, either oral or written. This Lease shall not be modified or amended except by a written document signed by the Landlord and the Tenant which specifically refers to this Lease. The captions in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of the provisions of this Lease. This Lease shall be construed in accordance with the laws of the state in which the Building is located. If any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision, or such provision in any circumstance not controlled by such determination.

32. TENANT'S INSURANCE: Tenant shall obtain and keep in force during the Term of this Lease, including any extension and renewal, comprehensive general liability insurance, including contractual liability coverage, insuring Landlord (as an additional insured) and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, and all areas appurtenant thereto. Such policy shall provide minimum limits of $1,000,000 for damage to property or for death or injury to any one person in any one accident. Tenant shall deliver to Landlord, prior to occupancy of the Premises, a certificate of insurance and evidence of payment of one year's premium, and shall deliver a new certificate as and when the policy is renewed or replaced. Said policy shall contain a waiver of subrogation clause in form and content satisfactory to Landlord and provide that it will not be subject to cancellation, non-renewal, reduction or other change except after at least thirty (30) days prior written notice to Landlord. If Tenant fails to comply with such requirements, Landlord may obtain such insurance and keep the same in effect and Tenant shall pay Landlord, as Additional Rent due hereunder, the premium cost thereof upon demand.

33. NO RECORDING: NEITHER THIS LEASE NOR ANY MEMORANDUM OF THIS LEASE MAY BE RECORDED OR FILED FOR RECORD IN ANY PUBLIC RECORDS WITHOUT THE SEPARATE EXPRESS WRITTEN CONSENT, IN RECORDABLE FORM, OF THE LANDLORD.

34. ENCUMBRANCES ON LANDLORD'S TITLE: Upon request of Landlord, Tenant will promptly release or modify, or cause to be released or modified, any financing statement given by Tenant to a third party, any notice of commencement filed by Tenant with respect to work on the Premises, or any other recorded document filed by or on account of Tenant ("Document"), which adversely affects, clouds, or otherwise encumbers Landlord's title to the Center or any part thereof, so that the Document shall not encumber any portion of the Center, Building, or Property other than the Tenant's leasehold interest in the Premises. Tenant's obligations as set forth in this Section 34 shall survive termination of this Lease.

35. RADON DISCLOSURE FOR FLORIDA LEASES: Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Tenant acknowledges this disclosure by signing this Lease.

36. ERISA: (1) As used herein, the following terms have the following meanings: (a) "Affiliate" means (1) any person directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with the person, (2) any officer, director, employee, relative of, or partner in any such person, and (3) any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, partner or employee;
(b) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; (c) "Code" means the Internal Revenue Code of 1986, as amended; (d) "DOL" means the United States Department of Labor;

(e) "Morgan" means Morgan Guaranty Trust Company of New York, a New York trust company, (f) "Fund" means the Commingled Pension Trust Fund (Special Situation Investments - Real Estate) of Morgan; (g) "10% Plan " means any employee benefit plan, other than a governmental or church plan, whose interest in the Fund, together with the interests of any other employee benefit plans maintained by the same employer or employee organization in the Fund, exceeds 10% of the total of all assets in the Fund (10% Plans in the Fund as of the date hereof are described in Exhibit attached hereto); (h) "employee benefit plan" is defined in section 3 (3) of ERISA; and (i) "party in interest" is defined in section 3 (14) of ERISA and includes the term "disqualified person" as defined in section 4975
(e)(2) of the Code.

(2) Tenant represents and covenants that either - (a) Tenant is not a party in interest with respect to any 10% Plan or 10% Plans in the Fund; or (b) Tenant is not Morgan or any Affiliate of Morgan or any other collective investment fund maintained by Morgan and the annual amount involved in this Lease (including the amount of any other lease or arrangement for the furnishing of goods in connection with real property investments of the Fund with the Tenant or any Affiliate thereof), determined on a calendar year basis, does not exceed $7,500,000; or (c) Tenant is a party in interest with respect to a 10% Plan or 10% Plans in the Fund, but such party-in-interest relationship arises solely by reason of providing services to such 10% Plan or 10% Plans (including services as a fiduciary) and/or solely by reason of a relationship to a service provider (including a fiduciary) described in section 3 (14)(F),(G), (H) or (I) of ERISA, and Tenant (i) neither exercised nor has any discretionary authority, control, responsibility or influence with respect to the investment of plan assets in, or held by, the Fund, and (ii) is not an Affiliate of Morgan; or (d) if Tenant cannot make any of the representations and covenants described in either clause
(a), (b), or (c) of subparagraph (2), then Tenant has otherwise satisfied Landlord, by providing such information as reasonably requested by Landlord, including, if so requested, an opinion of counsel (satisfactory to Landlord in content and scope) to the effect that Prohibited Transaction Class Exemption 84-14 promulgated by the U.S. Department of Labor will exempt the execution of this Lease and the consummation of the transactions contemplated thereby from the restrictions of sections 406(a)(1)(A) through (D) of ERISA and sections 4975
(c)(1)(A) through (D) of the Code.

(3) Tenant further represents and covenants that, notwithstanding anything to the contrary herein, without the Landlord's written approval (a) Tenant shall not (voluntarily, by operation of law or otherwise), sublease, assign or otherwise transfer its interest under this Lease to any subtenant, assignee or other transferee which could not satisfy the representations and covenants made under either clause (a), (b) or (c) of subparagraph (2), and (b) throughout the Term of this Lease and any extension or renewal thereof, Tenant shall not (voluntarily, by operation of law or otherwise) enter into any agreement, relationship or contract which would cause it to fail to satisfy the representations and covenants under either clause (a), (b) or (c) of subparagraph (2). The provisions of this subparagraph (3) are not intended to expand or otherwise provide Tenant with rights to sublease, assign or transfer its interest under this Lease beyond that provided herein.

(4) In the event Landlord gives a notice to Tenant identifying any additional 10% Plan or 10% Plans in the Fund and requests verification that Tenant is in compliance with the representations and covenants of subparagraph (2)(a) above with respect to such additional 10% Plan or 10% Plans, or in the event Landlord otherwise requests that Tenant verify that Tenant is in compliance with said subparagraph (2) generally, within ten (10) days after such request, Tenant shall furnish to Landlord a certificate confirming whether or not Tenant is in compliance with said subparagraph (2) and, in the event of its failure to comply, the reason for such failure. In the event Tenant obtains knowledge that it is not in compliance with said subparagraph (2), within the ten (10) days after obtaining such knowledge, Tenant shall notify Landlord of such failure to comply with said subparagraph (2) and the reason for such failure.

(5) The failure of Tenant to comply with the provisions of subparagraph (3) shall constitute an immediate Event of Default by Tenant under this Lease and entitle Landlord, at Landlord's election, immediately to terminate this Lease and pursue any and all other rights and remedies available to Landlord hereunder, at law or in equity. In addition, in the event of any sublease, assignment or other transfer by Tenant of, or any attempt by Tenant to sublease, assign or otherwise transfer, Tenant's interest under this Lease contrary to the provisions of said subparagraph (3), without limiting any other provision of this Lease, Tenant hereby expressly covenants and agrees that Landlord shall be entitled to a decree or order to rescind or restrain and enjoin such sublease, assignment or other transfer and that Tenant shall not plead in defense thereof that there may be an adequate remedy at law.

(6) If at any time, by reason of change in circumstance or otherwise, (i) the exemptions from the prohibitions of section 406 of ERISA and section 4975 of the Code specified in subparagraph (2) no longer apply to Tenant, or (ii) a sublessee, assignee or transferee is no longer able to satisfy any of the conditions set forth in clauses (a), (b) and (c) of subparagraph (2), and, in either case, the Landlord determines that no other basis for exemption from the prohibitions of section 406 of ERISA or section 4975 of the Code is reasonably available, the Tenant shall take such action as is necessary to eliminate the prohibition within ninety (90) days after the date on which Tenant obtains knowledge that it is not in compliance with said subparagraph (2). If Tenant fails to complete such cure within ninety (90) days after it obtains such knowledge, Landlord shall be entitled to terminate this Lease without additional penalty to Tenant.

37. UBTI: (A) Manager shall not enter into any lease, license or operating agreement or consent to any sublease which (i) contains any provision for the payment of rents based in whole or in part on the income, net revenues, net receipts or profits derived by any person, including the tenant or subtenant, from the lease premises, provided that any such lease or sublease may contain provisions for rents based on a fixed percentage or percentages of gross receipts or sales of the tenant or subtenant, or (ii) provides for or contemplates rents attributable to personal property for any year in excess of ten percent (10%) of the total rents under such lease or sublease for such year, determined at the time the personal property is first placed in service by the lessee, and redetermined subsequently if (a) additional or substitute personal property is placed in service and the rents attributable to the personal property leased under the lease increases by 100% or more or (b) there is a modification of the lease which results in a change in the rent charged under the lease.

(B) Manager may perform on behalf of owner only those services (including, without limitation, construction management services) for tenants as provided in the applicable lease and which are customarily provided by owners for tenants, in the geographic area in which the leased property is located, in connection with the rental of space in similar types of properties. For such services, Manager may charge additional rent reasonably related to the cost of providing such services, including associated overhead. Owner acknowledges that Manager's affiliates may provide construction management services to tenants under separate agreements provided Manager gives Owner written notice of such agreements to perform such services.

(C) If, and only if, a prospective tenant (the "Prospective Tenant") informs Manager that it is unable to make the representation set forth in subparagraph
(E)(3) below (which representation shall appear in each prospective tenant's lease), Manager shall not enter into any lease with the Prospective Tenant, until such time as Manager shall have received from the Prospective Tenant a written statement (the "Related Party Statement") setting forth the name of each Related Party (as defined in subparagraph (E)(3) below) of the Prospective Tenant that is a tenant in the same Office Center as the Office Center in which the leasable floor space to be covered by the Prospective Tenant's lease is located. For purposes of this paragraph (C), the term "Office Center" shall mean an office park which is managed by Manager and owned by Owner and which is located in (i) Miami, Florida, (ii) Tampa, Florida, (iii) Raleigh-Crossroads, North Carolina, (iv) Raleigh-Glenwood, North Carolina, (v) Norfolk, Virginia or
(vi) Richmond, Virginia.

(D) Before entering into any lease with a Prospective Tenant covering leasable floor space in any office Center (the "Prospective Lease), Manager shall have determined that, if the Manager were to enter into the Prospective Lease, the aggregate amount of leasable floor space in such Office Center that would be covered by the Prospective Lease and, if applicable, by any and all leases with those tenants identified in any Related Party Statement submitted by the Prospective Tenant to the Manager pursuant to paragraph (C) above, would not constitute more than 15% of the total amount of leasable floor space in such Office Center (the "15% Determination"). In the event that Manager is unable to make the 15% Determination, Manager shall, before entering into the Prospective Lease, (i) notify Owner that it is unable to make the 15% Determination in respect of the Prospective Tenant, (ii) if applicable, forward a copy of the Prospective Tenant's Related Party Statement to Owner and (iii) have received written direction from Owner to enter into the Prospective Lease.

(E) (1) Notwithstanding anything to the contrary herein, Tenant shall not (voluntarily, by operation of law of otherwise) sublease, assign or otherwise transfer its interest under this Lease to any subtenant, assignee or other transferee under a sublease, assignment or other agreement which contains any provision for the payment of rents based in whole or in part on the income, net revenues, net receipts or profits derived by any person, including the assignee, subtenant or other transferee, from the leased premises, provided that any such assignment, sublease or other agreement may contain provisions for rents based on a fixed percentage or percentages of gross receipts or sales of the assignee, subtenant or other transferee. (2) The failure of Tenant to comply with the provisions of the foregoing clause (1) shall constitute an immediate Event of Default by Tenant under this Lease and entitle Landlord, at Landlord's election, immediately to terminate this Lease and pursue any and all other rights and remedies available to Landlord hereunder, at law or in equity. In addition, in the event of any sublease, assignment or other transfer by Tenant of, or any attempt by Tenant to sublease, assign or otherwise transfer, Tenant's interest under this Lease contrary to the provisions of the foregoing clause (1), without limiting any other provision of this Lease, tenant hereby expressly covenants and agrees that Landlord shall be entitled to a decree or order to rescind or restrain and enjoin such sublease, assignment or other transfer and that Tenant shall not plead in defense thereof that there may be an adequate remedy at law.
(3) Tenant represents that no Related Party (as defined below) is a tenant in the same Office Center (as defined below) as the Office Center in which the leasable floor space covered by this lease is located. For purposes of this representation, the terms "Related Party" and "Office Center" shall have the following meanings:

Related Party shall mean, as to any tenant, any person who bears a relationship to such tenant that is described in section 267(b) or section 707(b) of the Internal Revenue Code of 1986, as amended.

Office Center shall mean, The Koger Center referred to in Section 1A.

38. RIDERS & ADDENDA: All riders and addenda contained herein or attached hereto shall be deemed to be a part hereof and hereby incorporated in this Lease by reference.

KROGER


                                   LEASE RIDER



This Rider is attached to and made a part of the Lease dated September 19, 1997, by and between KOALA Miami Realty Holding Co., Inc., a Delaware Corporation ("Landlord") with its principal office at 522 Fifth Avenue, New York, New York 10036, and Radio Unica Corp., a Corporation organized and existing under the laws of the State of Florida ("Tenant") with its principal office at 8400 N.W. 52nd Street, Suite #101, Miami, Florida 33166.

     1. Tenant, at its sole expense, agrees to provide tenant improvements to the premise as noted in the attached Exhibit "B", consisting of finishes stated such improvements will be performed in accordance with local building code requirements. Landlord will be furnished, at tenant's expense, a complete set of "as built" plans upon substantial completion of improvements.

     2. Rent Schedule. Monthly rental payments for the term of the Lease will be according to the following schedule plus applicable sales tax:



                    From               To           Monthly
                 01-Oct-97         31-Oct-97         $0.00
                 01-Nov-97         31-Oct-98       $9,690.63
                 01-Nov-98         01-Nov-99       $10,175.16
                 01-Nov-99        31-Oct-2000      $10,683.91
                01-Nov-2000       31-Oct-2001      $11,218.11
                01-Nov-2001       31-Oct-2002      $11,779.02
                01-Nov-2002       31-Oct-2003      $12,367.97
                01-Nov-2003       31-Oct-2004      $12,986.36


3. Tenant shall have the right to install three (3) antennas (which may be satellite dish or tower antennas, both of which are referred to as antennas in this paragraph), on the Common Areas. All costs related to the installation, maintenance, and operation of such antennas shall be borne by Tenant. Landlord shall have the right to approve the size and location of the antennas. At

Landlord's option and Tenant's cost, the antennas will be screened from view of the surrounding area by fencing and landscaping acceptable to Landlord. Tenant shall be responsible, at Tenant's sole cost, for the repair and maintenance of the antennas and any wall or roof penetrations created to accommodate such antennas, including but limited to, the water tightness of the roof and walls at the locations of such penetrations. Tenant shall remove the antennas at the termination of this Lease and repair any damage to or penetrations of the roof or walls, all at Tenant's cost. Upon demand, Tenant shall reimburse Landlord for any increase in Landlord's insurance resulting from the presence of the antennas of the Common Areas. Tenant shall indemnify and hold Landlord harmless from any loss, cost, claim or liability arising out of or related to the installation, use and removal of any such antennas. Tenant will promptly resolve any technical interference problems with other equipment located within the Center on the Commencement Date, or caused by changes in Tenant's equipment or transmission after the Commencement Date.

4. Tenant shall have the right to install additional air conditioning units to serve the Premises at Tenant's sole cost and expense as to installation, operation , and maintenance. Landlord shall have the right to approve the size and location of the air conditioning units and the design of any related facilities which approval shall not be unreasonably withheld. Tenant shall have a separate electric meter installed for the additional air conditioning units. Tenant shall be responsible, at Tenant's sole cost, for the repair and maintenance of the air conditioning units and related facilities, and any wall or roof penetrations created to accommodate such facilities, including, but not limited to, the water tightness of the roof and walls at the locations of such penetrations. Tenant shall remove the air conditioning units and related facilities at the termination of this Lease and repair any damage to or penetrations of the Building, including, but not limited to, the roof and walls, all at Tenant's cost. Tenant shall indemnify and hold Landlord harmless from any loss, cost, claim or liability arising out of or related to the installation, use and removal of any such air conditioning units and related facilities.

5 Tenant shall have the right at Tenant's sole cost to install, operate and maintain a backup diesel-powered generator and uninterrupted power supply ("UPS") on the Common Areas. Landlord shall have the right to approve the location of the generator and the design of any modifications to the Building to accommodate the UPS which shall not be unreasonably withheld. The generator and UPS will be screened from view by fencing and landscaping which are acceptable to Landlord. Tenant shall provide any sound barriers or noise reducing apparatus reasonably required by Landlord to prevent the generator from creating an nuisance to other tenants. The size and type of generator and UPS shall be subject to Landlord's prior, reasonable approval. Tenant shall be responsible at Tenant's sole cost for the repair and maintenance of the generator, the UPS and connections to the Building's power supply. Tenant shall remove the generator and UPS at the termination of this Lease and repair any damage to the Premises, Building and Common Areas, all at Tenant's cost. Upon demand, Tenant shall reimburse Landlord for any increase in Landlord's insurance resulting from the presence of the generator and UPS. Tenant shall indemnify and hold Landlord harmless from any loss, cost, claim or liability arising out of or related to the installation, use and removal of the generator and UPS. The type and location of

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any fuel tanks for the generator shall be subject to Landlord's reasonable approval. If required by Landlord, Tenant shall provide a policy or policies of insurance insuring against risks associated with the generator and the UPS, including, but not limited to liability and casualty insurance, and insurance against releases of petroleum products.

6. Electrical utility service will be separately metered and paid for by the tenant for lights, air conditioning, heating and general office use.

7. Renewal Option: Tenant shall have one three-year option to renew at the then monthly rent plus five percent (5%) or the then asking rate of the building, whichever is less escalated annually by four percent (4%).


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